Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Monster Worldwide, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-131899, 333-151430, 333-160196 and 333-175606) of Monster Worldwide, Inc., of our reports dated February 13, 2013, relating to the consolidated financial statements and the effectiveness of Monster Worldwide, Inc’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

February 13, 2013